As filed with the Securities and Exchange Commission on June 30, 2003

                                                     Registration No. 333-______

                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             AVATECH SOLUTIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7372
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   81-1035353
--------------------------------------------------------------------------------
                      (IRS Employer Identification Number)

         17015 Red Run Blvd. Suite 101, Owings Mills, Maryland  21117
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices)       (Zip Code)

              Avatech Solutions, Inc. Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

    Christopher D. Olander, General Counsel, 17015 Red Run Blvd. Suite 101,
                          Owings Mills, Maryland 21117
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code of Agent for Service)

                                 (410) 581-8080
--------------------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                             Hillel Tendler, Esquire
                              Carmen Fonda, Esquire
                 Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.,
                          One South Street, 27th Floor,
                           Baltimore, Maryland 21202

==================================================================================================================
                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
          Title of                  Amount of        Proposed Maximum       Proposed Maximum        Amount of
        Shares to be              shares to be      Offering Price Per     Aggregate Offering    Registration Fee
         Registered               Registered (1)          Share(2)               Price(1)
------------------------------ -------------------- -------------------- ----------------------- -----------------
------------------------------ -------------------- -------------------- ----------------------- -----------------
Common Stock,
par value $.01 per share             700,000               $0.72                $505,750              $64.08
==================================================================================================================

(1) This registration statement registers an additional 700,000 shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. We previously registered 100,000 shares of common stock on October 18, 1996 (File No. 333-14429), 75,000 shares of common stock on June 4, 1998 (File No. 333-56079), and 125,000 shares of common stock on August 26, 1999 (File No. 333-85939) pursuant to the Avatech Solutions, Inc. Employee Stock Purcahse Plan. We will have an aggregate of 1,000,000 shares registered pursuant to the Avatech Solutions, Inc. Employee Stock Purchase Plan upon the effectiveness of this registration statement, plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.

(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. Under the Plan, options may be exercised at a price equal to 85% of the fair market value of the Common Stock at the time of grant. Based upon the last sale price of the Common Stock of the Registrant as reported on the OTC Bulletin Board on June 30, 2004 of $0.85 per share, the aggregate exercise price of the 700,000 shares to be offered hereby is $505,750.

                                EXPLANATORY NOTE

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 700,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Avatech Solutions, Inc., a Delaware corporation (the "Registrant"), reserved for issuance upon the exercise of stock options that may be granted under the Avatech Solutions, Inc. Employee Stock Purchase Plan (the "Plan"). A registration statement filed on Form S-8 relating to the Plan is currently effective. The Registrant has elected to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 File Nos. 333-14429, 333-56079 and 333-85939 are incorporated by reference into this Registration Statement.

     In September 2003, the Registrant's Board of Directors authorized an increase of 150,000 shares available for issuance under the Plan, bringing the total number of shares reserved for issuance to 450,000. This increase was approved by the Registrant's shareholders on October 30, 2003. In April 2004, the Registrant's Board of Directors authorized an additional increase of 550,000 shares to the number of shares available for issuance under the Plan, bringing the total number of shares reserved for issuance shares to 1,000,000. This additional increase was approved by the Registrant's shareholders on June 4, 2004. In aggregate, an additional 700,000 shares were reserved for issuance under the Plan.

           Part II: Information Required in the Registration Statement

Item 3:  Incorporation of Documents by Reference.

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file subsequently with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents and will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (except to the extent the information has been filed under a rule which states that it is not deemed to be incorporated by reference), until such time as this registration statement is no longer in effect:

     (i) Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

     (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003, December 31, 2003, and March 31, 2004, as amended;

     (iii) Current Reports on Form 8-K filed on August 4, 2003, September 16, 2003, November 17, 2003, January 21 2004, February 17, 2004, and May 18, 2004;

     (iv) Description of the Company's Common Stock contained in the registration statement for such class of securities filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Item 8:  Exhibits

Exhibit
  No.    Exhibit Description Page No.
-------------------------------------------------------------------------------------------------------------

  5.1    Opinion                                                                                      E - 1

 10.1    Avatech Solutions, Inc. Employee Stock Purchase Plan                                         E - 3

 15.1    Letters regarding unaudited interim financial information *

 21.1    Subsidiaries of the Registrant**

 23.1    Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in Exhibit 5.1)

 23.2    Consent of Ernst & Young                                                                    E - 10

 23.3    Consent of Walpert and Wolpoff, LLP                                                         E - 11

 24.1    Power of Attorney of Edgar Aronson                                                          E - 12

 24.2    Power of Attorney of Garnett Y. Clark, Jr.                                                  E - 13

 24.3    Power of Attorney of George Cox, Eugene J. Fischer and W. James Hindman                     E - 14

 24.4    Power of Attorney of Robert LaBlanc                                                         E - 15

 24.5    Power of Attorney of Robert Post                                                            E - 16

___________________________
* Incorporated by reference to the Registrant's Registration Statement on form S-1 filed on April 7, 2004.
** Incorporated by reference to the Registrant's Registration Statement on form S-1 filed on March 26, 2003.
+ Incorporated by reference to the Registrant's Current Report on form 8-K filed on March 4, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland on June 30, 2004.

                                            AVATECH SOLUTIONS, INC.


     By:                                    By:      /s/
                                               ---------------------------------
                                               Donald R. "Scotty" Walsh
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on June 30, 2004 by the following persons in the capacities indicated:

Signature                                        Title                                       Date
---------                                        -----                                       ----

               /s/
-----------------------------------------
Donald "Scotty" Walsh                            Chief Executive Officer and Director        June 30, 2004

               /s/
-----------------------------------------
Beth O. MacLaughlin                              Chief Financial Officer                     June 30, 2004

               /s/
-----------------------------------------
W. James Hindman                                 Chairman of the Board                       June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact

               /s/
-----------------------------------------
Edgar Aronson                                    Director                                    June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact

               /s/
-----------------------------------------
Garnett Y. Clark, Jr.                            Director                                    June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact

               /s/
-----------------------------------------
George Cox                                       Director                                    June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact

               /s/
-----------------------------------------
Eugene J. Fischer                                Director                                    June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact

               /s/
-----------------------------------------
Robert LaBlanc                                   Director                                    June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact

               /s/
-----------------------------------------
Robert Post                                      Director                                    June 30, 2004
By: Beth O. MacLaughlin, Attorney-in-Fact


                                                                     Exhibit 5.1
                                   LAW OFFICES

                 NEUBERGER, QUINN, GIELEN, RUBIN & GIBBER, P.A.

                                   27th FLOOR
                                ONE SOUTH STREET
                         BALTIMORE, MARYLAND 21202-3282
                                  www.nqgrg.com
                                 (410) 332-8550

HILLEL TENDLER                                                        FAX NO.
(410) 332-8552                                                    (410) 951-6038
E-MAIL ADDRESS:
 HT@NQGRG.COM

                                  June 30, 2004


Board of Directors
Avatech Solutions, Inc.
11400A Cronridge Drive
Owings Mills, Maryland 21117


Gentlemen:

     We are acting as counsel to Avatech Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of an additional 700,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), reserved for issuance under the Company's Employee Stock Option Plan (the "Plan"). This opinion letter is being rendered in connection with the filing of the Registration Statement.

     We have examined copies of (i) the Certificate of Incorporation of the Company, as amended (the "Charter"), (ii) the Bylaws of the Company, as amended,
(iii) the Plan, and (iv) the Resolutions of the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

     In expressing the opinions set forth below, we have assumed, and as far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

     We express no legal opinion upon any matter other then that explicitly addressed below, and our opinion herein contained shall not be interpreted to be an implied opinion upon any other matter.

     Based on the foregoing, it is our opinion that Shares sold by the Company to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Board of Directors
Avatech Solutions, Inc.
June 30, 2004
Page 2


     This opinion is being furnished to you for your benefit and may not be relied upon by any other person without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                  Very truly yours,
                                  Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.


                                  By:                        /s/
                                     -------------------------------------------
                                     Hillel Tendler, Principal

                                                                    Exhibit 10.1

                         ==============================

                             Avatech Solutions, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              Adopted June 27, 1996

                             Amended March 31, 1999

                           Amended September 24, 2003

                             AMENDED APRIL 21, 2004

                         ==============================


1.   Purpose.

     (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Avatech Solutions, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   Administration.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the "Committee"), which may be constituted in accordance with the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act" and "Rule 16b-3"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   Shares Subject to the Plan.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   Grant of Rights; Offering.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.   Eligibility.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   Rights; Purchase Price.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   Participation; Withdrawal; Termination.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.   Exercise.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final

Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   Covenants of the Company.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  Rights as a Stockholder.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  Adjustments Upon Changes in Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) other than the three for one reverse stock split approved by the Board of Directors on June 27, 1996, the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  Amendment of the Plan.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the  requirements of Rule 16b-3);
     or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Termination or Suspension of the Plan.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  Effective Date of Plan.

     The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

                                                                    EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Avatech Solutions, Inc., pertaining to the Avatech Solutions, Inc. Employee Stock Purchase Plan, of our report dated March 26, 2004 with respect to the consolidated financial statements of Avatech Solutions, Inc. for the years ended June 30, 2002 and 2003 included in the Current Report (Form 8-K) filed with the Securities and Exchange Commission on July 6, 2004.


                                                  /s/ Ernst & Young LLP

Baltimore, Maryland
July 2, 2004

                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Avatech Solutions, Inc., pertaining to the Avatech Solutions, Inc. Employee Stock Purchase Plan, of our report dated March 26, 2004 with respect to the consolidated financial statements of Avatech Solutions, Inc. for the year ended June 30, 2001 included in the Current Report (Form 8-K) filed with the Securities and Exchange Commission on July 6, 2004.



                                               /s/ Walpert & Wolpoff, LLP

Baltimore, Maryland
July 2, 2004

                                                                    EXHIBIT 24.1

                       Power of Attorney of Edgar Aronson


     The Undersigned hereby constitutes and appoints Donald R. "Scotty" Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                             Title                              Date

         /s/                    Director                       October 30, 2003
--------------------------
Edgar Aronson

                                                                    EXHIBIT 24.2

                   Power of Attorney of Garnett Y. Clark, Jr.

     The Undersigned hereby constitutes and appoints Donald R. "Scotty" Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                             Title                              Date

         /s/                    Director                       October 3, 2003
--------------------------
Garnett Y. Clark

                                                                    EXHIBIT 24.3

    Power of Attorney of George Cox, Eugene J. Fischer and W. James Hindman

     The Undersigned hereby constitutes and appoints Donald R. "Scotty" Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                         Title                              Date

        /s/                  Chief Executive Officer            July 31, 2003
------------------------     and Director
Donald R. "Scotty" Walsh

        /s/                  Chief Financial Officer            July 31, 2003
------------------------
Beth O. MacLaughlin

        /s/                  Chairman of the Board              July 31, 2003
------------------------
W. James Hindman

        /s/                  Vice-Chairman of the Board         July 31, 2003
------------------------
Henry D. Felton

        /s/                  President and CEO                  July 31, 2003
------------------------
Eric Pratt

        /s/                  Director                           July 31, 2003
------------------------
Eugene J. Fischer

        /s/                  Executive Vice President           July 31, 2003
------------------------
Scott N. Fischer

        /s/                  Director                           July 31, 2003
------------------------
James A. Fanella

        /s/                  Senior Vice President              July 31, 2003
------------------------
Debra Keith

        /s/                  Director                           July 31, 2003
------------------------
George Cox

                                                                    EXHIBIT 24.4

                       Power of Attorney of Robert LaBlanc

     The Undersigned hereby constitutes and appoints Donald R. "Scotty" Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                             Title                              Date

         /s/                    Director                         April 21, 2004
--------------------------
Robert LaBlanc

                                                                    EXHIBIT 24.5

                        Power of Attorney of Robert Post

     The Undersigned hereby constitutes and appoints Donald R. "Scotty" Walsh and Beth O. MacLaughlin as his attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person's name, place, and stead, in any and all capacities, to sign any and all registration statements, amendments (including post-effective amendments) to any registration statement, or, with all exhibits thereto and all documents in connection therewith, as well as any Form 3, 4 or 5 under Section 16 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                             Title                              Date

         /s/                    Director                         April 21, 2004
--------------------------
Robert Post